UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2004

Exact name of registrant as specified in its charter
Commission	and principal office address and telephone	State of	I.R.S. Employer
File Number	number	Incorporation	I.D. Number
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 1, 2004, WGL Holdings, Inc. (the Company) granted certain non-qualified stock options and performance shares to officers of the Company and its wholly owned subsidiary, Washington Gas Light Company. These officers include, among others, the following officers who are listed in the Summary Compensation Table of the Company’s proxy statement dated January 28, 2004 and the Washington Gas Light Company Information Statement also dated January 28, 2004: Messrs. James H. DeGraffenreidt, Jr., Terry D. McCallister, Frederic M. Kline, Ms. Beverly J. Burke and Mr. James B. White.

Terms of the Performance Share Award Agreements provide that the shares vest on the 36-month anniversary of the date of the grant and are earned only if the Company achieves specified total shareholder return levels as compared to a peer group of companies. The stock option award agreements provide that the options vest on the third anniversary of the grant and expire on the tenth anniversary of the grant. The exercise price of the stock options is the fair market value of the Company’s common stock on the date of the grant. Forms of the non-qualified stock option award agreement and performance share award agreement are attached as exhibits to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

      10.01 Form of Nonqualified Stock Option Award Agreement
      10.02 Form of Performance Share Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: October 5, 2004	/s/ Mark P. O’ Flynn
Mark P. O’Flynn
Controller
(Principal Accounting Officer)